    As filed with the Securities and Exchange Commission on June 28, 2001

                                                 Registration No. 333-__________
--------------------------------------------------------------------------------
                           SECURITIES AND EXCHANGE
                                  COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------


                               Aurora Foods Inc.
            (Exact name of registrant as specified in its charter)

            Delaware                                       94-3303521
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                 1000 Union Station, St. Louis, Missouri 63103
                 ---------------------------------------------

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       1998 Employee Stock Purchase Plan
                       ---------------------------------
                           (Full title of the plans)

                            Christopher T. Sortwell
                               Aurora Foods Inc.
                              1000 Union Station
                              St. Louis, MO 63103
                    (Name and Address of Agent for Service)

                                (314) 241-0303
         (Telephone Number, Including Area Code, of Agent for Service)

                                With a copy to:
                            Kathleen Schoene, Esq.
                            Armstrong Teasdale LLP
                      One Metropolitan Square, Suite 2600
                        St. Louis, Missouri 63102-2740
                                (314) 621-5070


                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                Amount of       Proposed Maximum     Proposed Maximum
                                               Shares To Be    Offering Price Per   Aggregate Offering        Amount of
    Title of Securities To Be Registered       Registered(1)         Share (2)            Price (2)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share            200,000             $5.345            $1,069,000.00          $267.25
=================================================================================================================================

(1) Plus such additional shares and rights as may be issued by reason of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h)(1) and 457(c) and based upon the average of high and low sale prices of registrant's Common Stock as reported on the New York Stock Exchange on June 22, 2001.

                               EXPLANATORY NOTE

     This registration statement is being filed to register an additional 200,000 shares of Aurora Foods Inc. ("Aurora") common stock in connection with Aurora's 1998 Employee Stock Purchase Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E to Form S-8, Aurora incorporates by reference the contents of Aurora's Registration Statement on Form S-8 (File No. 333-58215) as filed with the Securities and Exchange Commission on June 30, 1998, except as may be modified by the information set forth in this document.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware sets forth provisions pursuant to which directors, officers, employees, and agents of Aurora may be indemnified against liabilities that they incur in such capacity.

     Articles Eighth and Ninth of Aurora's Certificate of Incorporation and
Article VI of Aurora's Bylaws provide for indemnification of directors and officers of Aurora.

     Certain employment contracts with directors who are also officers provide that these individuals have the benefit of any indemnification provisions in Aurora's charter or Bylaws. Aurora and its directors have each entered into, or intend to enter into, indemnification agreements pursuant to which Aurora will indemnify the director to the fullest extent permitted under its Bylaws.

     In addition, Aurora maintains directors' and officers' liability insurance for the benefit of its directors and officers.

     ITEM 8.   EXHIBITS.

     The Exhibits listed in the Exhibit Index below, hereby incorporated by reference, are filed as a part of this Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on June 27, 2001.


                                  AURORA FOODS INC.
                                  (Registrant)

                                  By: /s/ James T. Smith
                                     ---------------------------------
                                  James T. Smith
                                  Director, Chairman of the Board, President and Chief Executive Officer
                                  (Principal Executive Officer)


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Aurora Foods Inc., hereby severally constitute and appoint James T. Smith and Christopher T. Sortwell and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Aurora Foods Inc.'s Registration Statement on Form S-8, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


June 27, 2001               /s/ James T. Smith                 Director, Chairman of the
                           -------------------------------     Board, President and Chief
                           James T. Smith                      Executive Officer (Principal
                                                               Executive Officer)


June 27, 2001               /s/ Christopher T. Sortwell        Director, Executive Vice
                           -------------------------------     President and Chief Financial
                           Christopher T. Sortwell             Officer (Principal Accounting
                                                               and Finance Officer)


                           /s/ William B. Connell             Director
June 27, 2001              -------------------------------
                           William B. Connell



June 27, 2001              /s/ Charles J. Delaney             Director
                           -------------------------------
                           Charles J. Delaney


June 27, 2001              /s/ David E. DeLeeuw               Director
                           -------------------------------
                           David E. DeLeeuw


June 27, 2001              /s/ Richard C. Dresdale            Director
                           -------------------------------
                           Richard C. Dresdale


June 27, 2001              /s/ Andrea Geisser                 Director
                           -------------------------------
                           Andrea Geisser


June 27, 2001              /s/ Stephen L. Key                  Director
                           -------------------------------
                           Stephen L. Key


June 27, 2001              /s/ Peter Lamm                     Director
                           -------------------------------
                           Peter Lamm


June 27, 2001              /s/ George E. McCown               Director
                           -------------------------------
                           George E. McCown


June 25, 2001              /s/ Jack Murphy                    Director
                           -------------------------------
                           Jack Murphy

                                 EXHIBIT INDEX
                                 -------------

Exhibit                               Description
-------                               -----------

4.1                                   Indenture dated as of February 10, 1997, governing the 9
                                      7/8% Series B Senior Subordinated Notes due 2007 by and
                                      between Aurora Foods Inc. and Wilmington Trust Company.
                                      (Incorporated by reference to Exhibit 4.1 to the Aurora
                                      Foods Inc. Registration Statement on Form S-4 filed on
                                      April 7, 1997, as amended, File No. 333-24715 (the
                                      "S-4").)

4.2                                   Specimen Certificate of 9 7/8% Series B Senior
                                      Subordinated Notes due 2007. (Incorporated by reference
                                      to Exhibit 4.2 to the S-4.)

4.3                                   Form of Note Guarantee to be issued by future
                                      subsidiaries of Aurora Foods Inc. pursuant to the
                                      Indenture. (Incorporated by reference to Exhibit 4.4 to
                                      the S-4.)

4.4                                   Indenture dated as of July 1, 1997, governing the 9 7/8%
                                      Series C Senior Subordinated Notes due 2007 by and
                                      between Aurora Foods Inc. and Wilmington Trust Company
                                      (the "Series C Indenture"). (Incorporated by reference
                                      to Exhibit 4.6 to the S-4.)

4.5                                   Specimen Certificate of 9 7/8% Series C Senior
                                      Subordinated Notes due 2007. (Incorporated by reference
                                      to Exhibit 4.3 to the S-4.)

4.6                                   Form of Note Guarantee to be issued by future
                                      subsidiaries of Aurora Foods Inc. pursuant to the Series
                                      D Indenture. (Incorporated by reference to Exhibit
                                      4.8 to the S-4.)

4.7                                   Securityholders Agreement, dated as of April 8, 1998, by
                                      and among Aurora/VDK LLC, MBW Investors LLC, VDK Foods
                                      LLC and the other parties signatory thereto.
                                      (Incorporated by reference to Exhibit 4.2 to the Aurora
                                      Foods Inc. Registration Statement on Form S-1 filed on
                                      April 22, 1998, as amended, File No. 333-50681 (the
                                      "S-1").)

4.8                                   Indenture dated as of July 1, 1998, governing the 8 3/4%
                                      Senior Subordinated Notes due 2008 by and between

                                      Aurora Foods Inc. and Wilmington Trust Company.
                                      (Incorporated by reference to Exhibit 4.13 to the S-1.)

4.9                                   Specimen Certificate of 8 3/4% Senior Subordinated Notes
                                      due 2008. (Incorporated by reference to Exhibit 4.9 to
                                      the Aurora Foods Inc. Report on Form 10-K for the year
                                      ended December 31, 1999.)

4.10                                  Specimen Certificate of the Common Stock. (Incorporated
                                      by reference to Exhibit 4.1 to the S-1.)

4.11                                  Supplemental Indenture, governing the 9 7/8% Series D
                                      Senior Subordinated Notes due 2007, dated as of April 1,
                                      1999, among Sea Coast Foods, Inc., Aurora Foods Inc. and
                                      Wilmington Trust Company, as Trustee. (Incorporated by
                                      reference to Exhibit 4.11 to the Aurora Foods Inc.
                                      Report on Form 10-K for the year ended December 31,
                                      1999.)

4.12                                  Supplemental Indenture, governing the 9 7/8% Series C
                                      Senior Subordinated Notes due 2007, dated as of April 1,
                                      1999, among Sea Coast Foods, Inc., Aurora Foods Inc. and
                                      Wilmington Trust Company, as Trustee. (Incorporated by
                                      reference to Exhibit 4.12 to the Aurora Foods Inc.
                                      Report on Form 10-K for the year ended December 31,
                                      1999.)

4.13                                  Supplemental Indenture, governing the 8 3/4% Senior
                                      Subordinated Notes due 2008, dated as of April 1, 1999,
                                      among Sea Coast Foods, Inc., Aurora Foods Inc. and
                                      Wilmington Trust Company, as Trustee. (Incorporated by
                                      reference to Exhibit 4.13 to the Aurora Foods Inc.
                                      Report on Form 10-K for the year ended December 31,
                                      1999.)

4.14                                  Amendment of Securityholders Agreement dated as of
                                      September 19, 2000 among Aurora Foods Inc. and the
                                      parties listed on the signature page thereto.
                                      (Incorporated by reference to Exhibit 4.14 to the Aurora
                                      Foods Inc. Report on Form 10-Q for the quarter ended
                                      September 30, 2000.)

4.15                                  Supplemental Indenture dated as of September 20, 2000
                                      between Aurora, Sea Coast Foods, Inc. and Wilmington
                                      Trust Company, as trustee, amending the Indenture dated
                                      as of July 1, 1998, as amended. (Incorporated by
                                      reference to Exhibit 4.1 to the Aurora Foods Inc. Report

                                      on Form 8-K filed September 21, 2000.)

4.16                                  Supplemental Indenture dated as of September 20, 2000
                                      between Aurora, Sea Coast Foods, Inc. and Wilmington
                                      Trust Company, as trustee, amending the Indenture dated
                                      as of February 10, 1997, as amended. (Incorporated by
                                      reference to Exhibit 4.2 to the Aurora Foods Inc. Report
                                      on Form 8-K filed September 21, 2000.)


4.17                                  Supplemental Indenture dated as of September 20, 2000
                                      between Aurora, Sea Coast Foods, Inc. and Wilmington
                                      Trust Company, as trustee, amending the Indenture dated
                                      as of July 1, 1997, as amended. (Incorporated by
                                      reference to Exhibit 4.3 to the Aurora Foods Inc. Report
                                      on Form 8-K filed September 21, 2000.)


5                                     Opinion of Armstrong Teasdale LLP regarding legality of
                                      shares being registered.

15                                    Omitted - Inapplicable

23.1                                  Consent of PricewaterhouseCoopers LLP

23.2                                  Consent of Armstrong Teasdale LLP (incorporated in
                                      Exhibit 5)

24                                    Power of Attorney (See Signature Page).